SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K



                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                  Date of Event Requiring Report: March 1, 2001

                         UNIVERSAL MEDIA HOLDINGS, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                    000-28459                  22-3360133
 (State of Incorporation)     (Commission File Number)      (IRS Employer
                                                             Identification #)




                  540 Union Avenue, Suite 3C, New Jersey 07083
                  --------------------------------------------
                    (Address of Principal Executive Offices)

                                  877-890-9719
              ----------------------------------------------------
              (Registrant's telephone number, including area code)

ITEM 1.    CHANGES IN CONTROL OF REGISTRANT

         Effective with the filing of the Company's Form 10-KSB and Form 10-QSB for the periods of September 30, 2000 and December 31, 2000, respectively, the control of the Registrant has been assumed by a new Board of Directors and Officers as follows:

                  Board of Directors
                           Anthony Vigliotta, Chairman
                           Romiro Pericon
                           Lance Lang

                  Officers
                           Anthony Vigliotti, President
                           Lance Lang, Secretary

         The new Board of Directors is expected to serve on an interim basis while the Registrant seeks a new operating entity or merger partner. At such time it is anticipated that the current directors will resign, once new members of the Board of Directors and Officers are appointed.


ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

         Not Applicable

ITEM 3.    BANKRUPTCY OR RECEIVERSHIP

         Not applicable.

ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

         Not applicable.

ITEM 5.    OTHER EVENTS

         Registrant has relocated its offices to 540 North Avenue, Suite 3C, Union, New Jersey 07065. The phone number is 877-890-9719. It is expected and anticipated that upon the acquisition of an operating business or reverse merger that the office will be moved again.

ITEM 6.    RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

         Effective with the filing of the Company's Form 10-KSB and Form 10-QSB for the periods of September 30, 2000 and December 31, 2000, respectively, James
W. Zimbler and Carl Stolz, resigned as Chairman of the Board of Directors and a Director, respectively. In addition, their positions and Officers of the Registrant were assumed y the indivuduals named in Item 1, above.

ITEM 7.    FINANCIAL STATEMENTS

         Not Applicable

ITEM 8.    CHANGE IN FISCAL YEAR

         Not Applicable



EXHIBITS

         Not Applicable



         SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

         By: /s/ Anthony Vigliotti
         ---------------------------------
         Anthony Vigliotti
         President

         Date:  March 1, 2001